EXHIBIT 10.10
Strategic Acquisition Agreement

This agreement is signed by the following two parties in Xi'an, Shaanxi

Transferor (Party A): Li Hua Dong, Wu Xiao Jun
Transferee (Party B): Xi'an Hanxin Science and Technology Co. Ltd

Whereas:

1. Party A is a natural person with complete civil action capability;

2. Party B is an effective corporation established in July 2002 according to laws of China; the registered capital is RMB50,010,000;

3.  Party A has 100% ownership of Sichuan Hanxin Cork Products Company Ltd. Until the signing of this agreement, party A has paid up all registered capital, and legally posesses the full and complete ownership of the company;

4. Party A hereby transfers Sichuan Hanxin to party B by means of transfering all assets of the company. Party B agrees to accept the company to complete the acquisition procedure;

5. According to the current situation of Sichuan Hanxin and the requirements of party B's mid-long term development plan, both parties agree that the execution period of this acquisition shall be one year upon signing of this agreement;

6. Party A hereby promises not to enter into any discussions of acquisition with any third parties during one year after signing of this agreement;

7. Party B agrees to execute this agreement within one year.

Price of the ownership and capital transfer

1. Both parties agree that the price of the transfer of ownership shall be based upon the audited assets of Sichuan Hanxin;

2. The transfer of ownership and assets: Party A shall complete the following within seven days of signing of this agreement:
a)

Transfer the management right to party B (including but not limited to changing all staff members of the board of directors, the board of supervisors and chief manager to persons agreed or designated byparty B;

b)
Actively cooperate with party B to amend and sign the necessary files for the transfer of ownership according to related laws and regulations, and to complete the change of registration with the industry and commercial management departments.

3. Obligations of the transferor:
a)	Party A shall cooperate and assist party B with the auditing and financial assessment of Sichuan Hanxin;
b)	Party A shall sign or provide all necessary files related to the transfer of ownership and assets in a timely manner;

Party B shall supervise and urge Sichuan Hanxin to complete the change of industrial and commercial registration procedures according to this agreement.

4. Representation and warrants:

The transferor hereby irrevocablly represents and warrants that:

  a) Party A willingly transfer all ownership and assets of Sichuan Hanxin;
  b) Party A has not established any form of guarantee or has any legal flaws on the transferred ownership and assets, and guarantee that after accepting the transferred ownership and assets, party B shall not encounter and form of such guarantee or claims, or to face any similar obstacles or threats to their rights.

5. The transferee hereby irrevocablly represents and warrants that:
a)	Party B willing accept all ownership and assets transferred by party A;
b)
Party B shall not breach party B's Articles of Association by entering into and executing this agreement according to the rights and obligations stated in this agreement, nor does any legal obstacles exists for this agreement.

c)	Party B guarantees the true will of accepting the transferred ownership and assets, and that party B is capable of executing this agreement.

6. Amendment, change and supplementation

The amendment, change and supplementation of this agreement shall be done in written form after agreements between the two parties through negotiation, and shall come into effect after signing of the two parties.

7. This agreement has three duplicates, either party shall hold one duplicate, Sichuan Hanxin shall keep the other duplicate.

Issues uncovered in this agreement shall be covered in other supplementary agreements signed by the two parties.

Party A: Li Hua Dong, Wu Xiao Jun
Party B: Xi'an Hanxin Science and Technology Co. Ltd

Sep. 20th, 2009